EXHIBIT 99.1
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                                  PRESS RELEASE

FOR IMMEDIATE RELEASE
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                        iVoice Technology and Proprietary
                           Aluminum Products Designer
                           Terminate Letter of Intent


MATAWAN, NJ, OCTOBER 12, 2007 - iVoice Technology, Inc (OTCBB: IVOT) announced today that the Letter of Intent dated June 4, 2007, as amended, by and among, iVoice Technology, Inc. ("iVoice Technology"), Prosperity Ventures, Inc. ("Prosperity"), Stronghold Manufacturing, Inc. ("Stronghold"), Aero Consulting, LLC. ("Aero") and Screen Enclosure Technologies, LLC. ("Screen Enclosure") was terminated.

iVoice Technology continues to seek other acquisition candidates that provide excellent growth potential, are in a viable and stable market segment, and employ a current management team committed to the organization's long-term success. Our prospective acquisitions may or may not be in the same industry as iVoice Technology.

About iVoice Technology, Inc:

iVoice Technology, Inc., was a wholly owned subsidiary of iVoice, Inc. (OTCBB:
IVOI) prior to the spin-off from iVoice that was completed in August 2005 as a special stock dividend distribution to iVoice shareholders. iVoice Technology was incorporated in New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. iVoice Technology designs, manufactures, and markets innovative Interactive Voice Response (IVR) applications and computer telephony communications systems.

Certain information included in this press release, may contain forward-looking statements about our current and expected performance trends, growth plans, business goals and other matters. These statements may be contained in our filings with the Securities and Exchange Commission, in our press releases, in other written communications, and in oral statements made by or with the approval of one of our authorized officers. Information set forth in this press release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only

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as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "should," "will," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

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CONTACT:
Dolores Serafin
iVoice Technology, Inc.
1-732-441-7700
www.ivoicetechnology.com